UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 12, 2019

SEMPRA ENERGY
(Exact name of registrant as specified in its charter)

California	1-14201	33-0732627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

488 8th Avenue, San Diego, California	92101
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(619) 696-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered

Sempra Energy Common Stock, without par value	SRE	NYSE

Sempra Energy 6% Mandatory Convertible Preferred Stock, Series A, $100 liquidation preference	SREPRA	NYSE

Sempra Energy 6.75% Mandatory Convertible Preferred Stock, Series B, $100 liquidation preference	SREPRB	NYSE

Sempra Energy 5.75% Junior Subordinated Notes Due 2079, $25 par value	SREA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

FORM 8-K

Item 1.01 Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

In connection with the sale of Sempra Energy’s indirect ownership of 100% of Chilquinta Energía, S.A. (“Chilquinta”) and Tecnored S.A. and its 50% indirect interest in Eletrans S.A., Eletrans II S.A. and Eletrans III S.A. (collectively, “Eletrans”), on October 12, 2019, Sempra Energy International Holdings N.V. (“International Holdings”), an indirect wholly owned subsidiary of Sempra Energy, entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with State Grid International Development Limited (“Buyer”). Pursuant to the Purchase Agreement, International Holdings agreed to sell to Buyer the outstanding interests of Inversiones Sempra Limitada (“ISL”) held by International Holdings and 100% of the outstanding interests of Sempra Americas Bermuda II Limited (“SAB,” and together with ISL, the “Companies”), which owns the remaining outstanding interests of ISL (such sale, the “Transaction”).

The Companies own 100% of Chilquinta, an electric distribution utility that serves a population of approximately 2 million in the regions of Valparaíso and Maule in central Chile. The Companies also hold all of the outstanding interests in Tecnored S.A., an energy-services company that provides electric construction and infrastructure services to Chilquinta. Eletrans, in which Chilquinta owns a 50% interest, is engaged in the construction, operation and maintenance of power transmission facilities in Chile.

Chilquinta signed an agreement to purchase the remaining 50% interest in Eletrans from Sociedad Austral de Electricidad S.A. Closing of this transaction, which will enable International Holdings to transfer 100% ownership of Eletrans to Buyer, is contingent on the closing of the Transaction and will not change the economics of the Transaction for Sempra Energy or International Holdings.

Consideration

Subject to the terms and conditions of the Purchase Agreement, Buyer has agreed to acquire the interests in the Companies for an aggregate base purchase price of $2.23 billion, subject to adjustments for working capital and net indebtedness of the Companies and other adjustments.

Representations and Warranties

The Purchase Agreement contains customary representations and warranties of each of International Holdings and Buyer. The representations and warranties of each party set forth in the Purchase Agreement have been made for the benefit of the other party to the Purchase Agreement, and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties (a) have been qualified by disclosure schedules that the parties have delivered in connection with the execution of the Purchase Agreement, (b) are subject to the materiality standards set forth in the Purchase Agreement, which may differ from what may be viewed as material by investors, (c) in certain cases, were made as of a specific date, and (d) may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Accordingly, no person should rely on the representations and warranties as characterizations of the actual state of facts.

Conditions to Closing and Deliverables

The closing of the Transaction (the “Closing”) is subject to various conditions including: (a) approval of (i) the Chilean anti-trust authority (Fiscalía Nacional Económica), (ii) China’s state-owned Assets Supervision and Administration Commission and filing with the National Development and Reform Commission of the People’s Republic of China and (iii) the Bermuda Monetary Authority, (b) the accuracy of the representations and warranties of each party at the time of Closing, subject to customary materiality qualifiers, (c) compliance in all material respects by each party with its covenants and (d) the absence of any order prohibiting the Closing in specified jurisdictions. We expect the Transaction to be consummated in the first quarter of 2020.

Indemnification and Termination

Both International Holdings and Buyer have agreed, subject to certain limitations, to indemnify the other party for losses arising from certain breaches of representations, warranties, and covenants made in the Purchase Agreement and, in the case of International Holdings, for certain pre-Closing tax liabilities incurred by the Companies and their subsidiaries.

Either party may terminate the Purchase Agreement under certain circumstances, including, subject to certain conditions, if the Closing does not occur on or before the 12-month anniversary of the signing of the Purchase Agreement.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

We make statements in this report that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions with respect to the future, involve risks and uncertainties, and are not guarantees of performance. These forward-looking statements represent our estimates and assumptions only as of the filing date of this report. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.

In this report, when we make statements relating to the satisfaction or waiver of the conditions necessary to complete the Transaction, the anticipated timing of the Closing, the adjustments to the purchase price that may occur, and the benefits of the Transaction, we are making forward-looking statements. Factors, among others, that could cause our actual results and future actions to differ materially from those described in any forward-looking statements include risks and uncertainties relating to: the possibility that the closing conditions to the Transaction may not be satisfied or waived in a timely manner or at all, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval, that we may be subject to material adjustments to the base purchase price or indemnification obligations, and that we may be unable to fully realize the anticipated benefits from the Transaction.

We caution you not to rely unduly on any forward-looking statements. You should review and consider carefully the risks, uncertainties and other factors that affect our business as described herein and in our most recent Annual Report on Form 10-K and other reports that we file with the U.S. Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description
2.1*	Purchase and Sale Agreement, dated as of October 12, 2019, by and between Sempra Energy International Holdings N.V. and State Grid International Development Limited
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

*Certain sensitive personally identifiable information in this exhibit was omitted by means of redacting a portion of the text and replacing it with [***].

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMPRA ENERGY,
(Registrant)

Date: October 15, 2019	By: /s/ Peter R. Wall
Peter R. Wall Vice President, Controller and Chief Accounting Officer